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                                                                     Exhibit 3.2






                                     AMENDED

                                       AND

                                    RESTATED

                                     BY-LAWS

                                       OF

                           MICROFINANCIAL INCORPORATED


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                                TABLE OF CONTENTS

1. ARTICLES OF ORGANIZATION....................................................1
2. FISCAL YEAR.................................................................1
3. MEETINGS OF STOCKHOLDERS....................................................1
   3.1 Annual Meetings.........................................................1
   3.2 Special Meetings........................................................6
   3.3 Place of Meetings.......................................................6
   3.4 Notice of Meetings......................................................6
   3.5 Quorum..................................................................7
   3.6 Action by Vote..........................................................8
   3.7 Voting..................................................................8
   3.8 Action by Consent.......................................................8
   3.9 Proxies.................................................................8
4. DIRECTORS...................................................................9
   4.1 Powers..................................................................9
   4.2 Enumeration, Election and Term of Office................................9
   4.3 Regular Meetings........................................................9
   4.4 Special Meetings.......................................................10
   4.5 Notices................................................................10
   4.6 Quorum.................................................................11
   4.7 Action by Consent......................................................11
   4.8 Committees.............................................................12
   4.9 Meeting by Telecommunications..........................................12
5. OFFICERS AND AGENTS........................................................13
   5.1 Enumeration; Qualification.............................................13
   5.2 Powers.................................................................13
   5.3 Election...............................................................13
   5.4 Tenure.................................................................14
   5.5 Chairman of the Board..................................................14
   5.6 President and Vice Presidents..........................................14
   5.7 Treasurer and Assistant Treasurers.....................................15
   5.8 Clerk and Assistant Clerks.............................................15
   5.9 Secretary and Assistant Secretary......................................16
6. RESIGNATIONS, REMOVALS AND VACANCIES.......................................16
   6.1 Resignations...........................................................16
   6.2 Removals...............................................................16
   6.3 Vacancies..............................................................17
7. INDEMNIFICATION OF DIRECTORS AND OTHERS....................................18
8. STOCK......................................................................20
   8.1 Stock Authorized.......................................................20
   8.2 Issue of Authorized Unissued Capital Stock.............................20
   8.3 Certificates of Stock..................................................20
   8.4 Transfers..............................................................21
   8.5 Lost, Mutilated, or Destroyed Certificates.............................22
   8.6 Transfer Agent and Registrar...........................................22
   8.7 Setting Record Date and Closing Transfer Records.......................22
9. MISCELLANEOUS PROVISIONS...................................................23
   9.1 Execution of Papers....................................................23
   9.2 Voting of Securities...................................................23
   9.3 Corporate Seal.........................................................24
   9.4 Corporate Records......................................................24
   9.5 Evidence of Authority..................................................24
10. AMENDMENTS................................................................25


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                                    RESTATED

                                     BY-LAWS

                                       OF

                           MICROFINANCIAL INCORPORATED

1.      ARTICLES OF ORGANIZATION.

        The name and purposes of MicroFinancial Incorporated (the "Corporation") shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

2.      FISCAL YEAR.

        Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall in each year end on December 31.

3.      MEETINGS OF STOCKHOLDERS.

        3.1     ANNUAL MEETINGS.

                (a) The annual meeting of stockholders shall be held on the second Tuesday in April in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at ten o'clock A.M. unless a different hour is fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for






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which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held and such special meeting shall have for the purposes of these By-Laws, or otherwise, all the force and effect of an annual meeting.

                (b) At an annual meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be
(i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of the Board of Directors of the Corporation, (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors of the Corporation, or (iii) otherwise properly brought before such meeting by a stockholder of the Corporation in accordance with these Bylaws. For business to be properly brought before an annual meeting by a stockholder of the Corporation, such stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, such stockholder's notice must be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Clerk) not later than ninety (90) calendar days prior to the anniversary date of the release of the Corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the Corporation shall be received by the Corporation a reasonable time before the solicitation is



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made. Such stockholder's notice shall set forth, as to each matter such stockholder proposes to bring before an annual meeting, (i) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, (ii) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote with respect to such business and that such stockholder intends to appear in person or by proxy at the annual meeting to move the consideration of such business, (iii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iv) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, and (v) any interest of such stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
SECTION 3. The Chairman of an annual meeting may refuse to acknowledge a motion to consider any business that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting, then any such business not properly brought before such meeting shall not be transacted.

                (c) Only persons who are nominated in accordance with the procedures set forth in this SECTION 3.1, the Articles of Organization and applicable laws, rules and regulations shall be eligible for election as directors of the Corporation. Without limiting the foregoing, nomination of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders of the Corporation (i) by or at the direction of the Board of Directors of the Corporation or any nominating or similar committee thereof, or (ii) by any stockholder of the Corporation entitled to vote for the election of directors of the Corporation at such meeting who complies with the notice procedures set forth in this SECTION 3.1. Such nominations, other than

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those made by or at the direction of the Board of Directors of the Corporation or any nominating or similar committee thereof, shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a stockholder's notice shall be delivered either by personal delivery or by registered or certified mail, return receipt requested, to the principal executive offices of the Corporation (addressed to the Clerk) not later than ninety (90) calendar days prior to the anniversary date of the release of the Corporation's proxy statement to its stockholders in connection with the preceding year's annual meeting of its stockholders, except that if no annual meeting of its stockholders was held in the previous year or the date of the annual meeting of its stockholders has been changed by more than thirty (30) calendar days from the anniversary of the annual meeting of its stockholders stated in the previous year's proxy statement, a proposal of a stockholder of the Corporation shall be received by the Corporation a reasonable time before the solicitation is made. Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director of the Corporation (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class and number of shares of the Corporation, if any, which are beneficially owned by such nominee, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is made by such stockholder, and (E) any other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including, without limitation, such nominee's written consent to being named in the proxy


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statement as a nominee and to serving as a director of the Corporation if elected); and (ii) as to such stockholder (A) the name and address, as they appear on the Corporation's books, of such stockholder, (B) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in such notice, and (C) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors of the Corporation, any person nominated by the Board of Directors of the Corporation for election as a director of the Corporation shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination, as provided above in this SECTION 3.1, which pertains to such nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this SECTION 3.1. The Chairman of the meeting may refuse to acknowledge a motion to consider any nominee as a director of the Corporation that he/she determines was not made in compliance with the foregoing procedures and if he/she should so determine and declare to such meeting then the defective nomination shall be disregarded.

                (d) The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of stock of the Corporation entitled to vote, voting together as a single class, shall be required to alter, amend or repeal SECTION 3.1(b) or SECTION 3.1(c).

        3.2     SPECIAL MEETINGS.

        A special meeting of the stockholders may be called at any time only by
(a) the Chairman of the Board, (b) the President, (c) by a majority of the Directors acting by vote or by written



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instrument or instruments signed by them, or (d) by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of stockholders holding at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding voting stock. Such call shall state the time, place and purposes of the meeting. The business transacted at such special meeting shall be limited to the purpose for which it was called except as otherwise determined by the Board of Directors of the Corporation or the chairman of the meeting.

        3.3     PLACE OF MEETINGS.

        All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them and stated in the notice of the meeting. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

        3.4     NOTICE OF MEETINGS.

        A written notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is otherwise entitled by law or by the Articles of Organization to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer or


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by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice.

        3.5     QUORUM.

        At any meeting of the stockholders, a quorum shall consist of a majority of all shares of stock then issued and outstanding and entitled to vote at the meeting except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then in the case of each such class or series a quorum for that matter shall consist of a majority of all shares of stock of that class or series then issued and outstanding and except when a different quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

        3.6     ACTION BY VOTE.

        When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the vote properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.


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        3.7     VOTING.

        Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by the Articles of Organization. The Corporation shall not, directly or indirectly, vote any share of its own stock.

        3.8     ACTION BY CONSENT.

        Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

        3.9     PROXIES.

        Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.



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4.      DIRECTORS.

        4.1     POWERS.

        The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the stockholders by law, by the Articles of Organization or by these By-Laws.

        4.2     ENUMERATION, ELECTION AND TERM OF OFFICE.

        The Board of Directors shall consist of no more than seven (7) or less than three (3) Directors divided into three (3) classes in accordance with the provisions of the Articles of Organization. The Directors shall be chosen at the annual meeting of the stockholders by such stockholders as have the right to vote thereon, and each shall hold office until the end of his or her specified term and until his or her successor is chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. No Director need be a stockholder.

        4.3     REGULAR MEETINGS.

        Regular meetings of the Board of Directors may be held at such times and places within or without The Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice as provided in this SECTION 4 of the fixing of such times and places and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders. The first meeting of the Board of Directors following the annual meeting of the stockholders may be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken




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at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

        4.4     SPECIAL MEETINGS.

        Special meetings of the Directors may be called by the President or by the Treasurer or by the Clerk or by any two Directors and shall be held at the place designated in the call thereof.

        4.5     NOTICES.

        Notices of any special meeting of the Directors shall be given by the Clerk or Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the Corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least forty-eight (48) hours before the meeting or by delivering such notice to him at least twenty-four (24) hours before the meeting or by sending to him at least twenty-four (24) hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Clerk or Secretary refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the offices of Clerk and Secretary are vacant or the Clerk and Secretary are absent from The Commonwealth of Massachusetts, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attend the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.



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        4.6     QUORUM.

        At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a different vote is required by law, by the Articles of Organization or by these By-Laws.

        4.7     ACTION BY CONSENT.

        Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

        4.8     COMMITTEES.

        The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of



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Directors may abolish any such committee at any time. Any committee to which the
Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

        4.9     MEETING BY TELECOMMUNICATIONS.

        Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

5.      OFFICERS AND AGENTS.

        5.1     ENUMERATION; QUALIFICATION.

        The officers of the Corporation shall be a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be but none need be a Director or stockholder. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.


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        5.2     POWERS.

        Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

        5.3     ELECTION.

        The Chairman of the Board may, and the President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

        5.4     TENURE.

        Except as otherwise provided by law or by the Articles of Organization or by these By-Laws, the Chairman of the Board, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.


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        5.5     CHAIRMAN OF THE BOARD.

        If elected, the Chairman of the Board of Directors shall preside at all meetings of the Directors and shall be an ex-officio, voting member of all committees, including any executive committee, which may be established by the Board of Directors.

        5.6     PRESIDENT AND VICE PRESIDENTS.

        The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors he shall preside, when present, at all meetings of stockholders and, in the absence of the Chairman of the Board of Directors, he shall preside at any meeting of the Board of Directors.

        In the absence or disability of the President, his powers or duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Vice President shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

        5.7     TREASURER AND ASSISTANT TREASURERS.

        The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

        In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Assistant Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.



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

        5.8     CLERK AND ASSISTANT CLERKS.

        The Clerk shall keep a record of the meetings of stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk. An Assistant Clerk shall have such powers and perform such other duties as the Board of Directors may from time to time designate.

        5.9     SECRETARY AND ASSISTANT SECRETARY.

        The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

6.      RESIGNATIONS, REMOVALS AND VACANCIES.

        6.1     RESIGNATIONS.

        Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

        6.2     REMOVALS.

        Unless a higher percentage is required by law or the Articles of Organization, any director of the Corporation may be removed from office at any time, but only for cause (as defined



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

below) and only by the affirmative vote (i) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class or (ii) at least sixty-six and two-thirds percent (66 2/3%) of the directors then in office, though less than a quorum, but excluding from such vote any director(s) who is
(are) then the subject of the removal vote. For purposes of this provision, "cause" shall mean (i) gross negligence, fraud or dishonesty, (ii) conviction of a felony offense, (iii) breach of a fiduciary duty involving personal profit, or
(iv) willful violation of any material written Corporation policy. The affirmative vote of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

        The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

        If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

        The Directors may terminate or modify the authority of any agent or employee.

        Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.


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        6.3     VACANCIES.

        Unless a higher percentage is required by law or the Articles of Organization, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of eighty percent (80%) of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors shall be duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. The affirmative vote of the holders of at least sixty-six and two-thirds percent
(66 2/3%) of the then-outstanding shares of the Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal this provision.

        If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

        Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

7.      INDEMNIFICATION OF DIRECTORS AND OTHERS.

        The Corporation shall, to the extent legally permissible, indemnify any person serving or who has served as a Director or officer of the Corporation, or at its request as a Director, trustee, officer, employee or other agent of any organization in which the Corporation owns shares or of which it is a creditor against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while serving or thereafter, by reason of his being or having been such a Director, officer, trustee, employee or agent, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation; provided, however, that as to any matter disposed of by a compromise payment by such Director, officer, trustee, employee or agent, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless:

        (a) such compromise shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification:

               (i) by a disinterested majority of the directors then in office; or

               (ii) by the holders of a majority of the outstanding stock at the time entitled to vote for Directors, voting as a single class, exclusive of any stock owned by any interested Director or officer; or

        (b) in the absence of action by disinterested directors or stockholders, there has been obtained at the request of a majority of the Directors then in office an opinion in writing of independent legal counsel to the effect that such Director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

Expenses including counsel fees, reasonably incurred by any such Director, officer, trustee, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition



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


thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the Corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Director, officer, trustee, employee or agent may be entitled. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than such Directors, officers, trustees, employees or agents may be entitled by contract or otherwise under law. As used in this section the terms "Director", "officer", "trustee", "employee" and "agent" include their respective heirs, executors and administrators, and an "interested" Director, officer, trustee, employee or agent is one against whom in such capacity the proceedings in question or other proceedings on the same or similar grounds is then pending.

8.      STOCK.

        8.1     STOCK AUTHORIZED.

        The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

        8.2     ISSUE OF AUTHORIZED UNISSUED CAPITAL STOCK.

        Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation or is in its possession as surplus.

        8.3     CERTIFICATES OF STOCK.

        Each stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.

        Every certificate for shares of stock subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text or the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

        8.4     TRANSFERS.

        Subject to the restrictions, if any, imposed by the Articles of Organization, these By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign, or transfer such shares, properly executed, with necessary transfer stamps affixed if necessary, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

        8.5     LOST, MUTILATED, OR DESTROYED CERTIFICATES.

        Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

        8.6     TRANSFER AGENT AND REGISTRAR.

        The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

        8.7     SETTING RECORD DATE AND CLOSING TRANSFER RECORDS.

        The Board of Directors may fix in advance a time not more than sixty (60) days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only stockholders of record on the date shall have such right notwithstanding any transfer of stock on the records of the Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such sixty (60) day period.

        If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.


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

9.      MISCELLANEOUS PROVISIONS.

        9.1     EXECUTION OF PAPERS.

                All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

        9.2     VOTING OF SECURITIES.

        Except as the Directors may generally or in particular cases otherwise specify, the President or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

        9.3     CORPORATE SEAL.

        The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

        9.4     CORPORATE RECORDS.

        The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation or at an office of its transfer agent or of its Clerk or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

        9.5     EVIDENCE OF AUTHORITY.

        A certificate by the Clerk or Secretary or an Assistant or Temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

        10.     AMENDMENTS.

        If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws does not allow such action by the Directors. No change in the date fixed in these By-Laws for the annual meeting of stockholders may be made within sixty (60) days before the date fixed in these By-Laws, and in case of any change in such date, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the new date fixed for such meeting.



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